Exhibit 99.1

MeeMee Media Inc. (OTCQB: MEME) Announces Management Changes and New Board Member

Los Angeles, CA. February 26, 2014 – MeeMee Media Inc. (the “Company” or “MeeMee”) (OTCQB: MEME), a development stage company focused on the global mobile and digital media business, announces that Paul Amsellem is replacing Ira Rubenstein as Chief Executive Officer of the Company.  Mr. Amsellem is also joining MeeMee’s Board of Directors. Mr. Rubenstein will continue to serve as a Director of MeeMee and play a key role in guiding the Company’s business and M&A strategy going forward.

Mr. Rubenstein commented:

“I leave the role of MeeMee’s CEO with mixed feelings.  On the one hand, I am taking what I believe is an once-in-a-lifetime opportunity with a major media company – one of the few media jobs in the world that could entice me to leave the CEO’s position at MeeMee.  On the other hand, I know the Company’s strategy and forward progress remains intact under the leadership of Executive Chairman Martin Doane and new CEO Paul Amsellem. Further, I remain committed to working with MeeMee in a board capacity to deliver innovative strategy guidance and content and corporate acquisition opportunities.”

Paul Amsellem comes to the role of MeeMee CEO with an extensive record of success, spanning more than twenty years in the mobile, digital media, technology, marketing and advertising spheres. Mr. Amsellem began his career at Wunderman (a WPP company) where he oversaw the data analytics group.  He then founded, ran and sold two pioneering European mobile media companies: PhoneValley and Cellcast Interactif.  Subsequently, Mr. Amsellem served as the CEO of Adenyo Europe and then as the COO of Nokia (France).  These roles afforded Mr. Amsellem the privilege of working at the highest levels with many of the largest carriers, media companies, brands and advertising agencies in the world.  Most recently, Mr. Amsellem has led Nemapp, an exclusive European mobile and digital media consulting firm specializing in investment, marketing and strategy.  During his tenure there he has worked with many substantial public and private sector clients.

Mr. Amsellem commented on his new position with MeeMee:

“I am incredibly excited about this opportunity and look forward to helping MeeMee complete its pending acquisition of the Latin American mobile content company and then executing the Company’s international expansion strategy.  I believe MeeMee’s business and capital markets strategy is perfectly suited to the current mobile environment, and that we can build an unique, publicly-traded mobile player with sufficient scale to compete and win on a global basis.”

About MeeMee Media Inc.: Headquartered in Los Angeles, CA, MeeMee intends to use the Latin American mobile platform as a launch pad for building a global-scale digital entertainment, advertising and marketing enterprise. MeeMee’s development strategy combines organic growth initiatives with targeted acquisitions in strategic markets and industry verticals around the world.

For more information contact: Martin Doane at martindoane@meemeemedia.com or info@meemeemedia.com.

Forward-Looking Statements. This press release contains “forward-looking statements.” These forward-looking statements are identified by, among other things, the words "anticipates", "believes", "intends", "expects", "plans", "projects", "thinks" and similar expressions.  Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by us in the reports we file with the Securities and Exchange Commission, including the risk factors that affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Additionally, the completion of our planned acquisition is subject to numerous conditions, many of which are outside of our control.  We cannot provide any assurances that the Company will be able to complete the acquisition. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.